Exhibit 99.1 Investor Presentation August 2023 NYSE: AESI

Important Disclosures Forward-Looking Statements This presentation contains “forward-looking statements” of Atlas Energy Solutions Inc. (“Atlas,” the “Company,” “AESI,” “we,” “us” or “our”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive or prospective in nature, that depend upon or refer to future events or conditions or that include the words “may,” “assume,” “forecast,” “position,” “strategy,” “potential,” “continue,” “could,” “will,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, industry, future operations and profitability, expected capital expenditures and the impact of such expenditures on our performance, our proposed corporate reorganization transaction (the Up-C Simplification ), financial position, production, revenues and losses, our capital programs, management changes, current and potential future long-term contracts and our future business and financial performance. Although forward-looking statements reflect our good faith beliefs at the time they are made, we caution you that these forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility stemming from the continued impacts of COVID-19, including any new strains or variants, the ongoing war in Ukraine, adverse developments affecting the financial services industry, our ability to complete growth projects, including the Dune Express, on time and on budget, our ability to consummate the Up-C Simplification, the expected benefits of such transaction and the related impact on existing stakeholders, estimates regarding future market capitalization and the anticipated financial impact of the Up-C Simplification, actions of OPEC+ to set and maintain oil production levels, the level of production of crude oil, natural gas and other hydrocarbons and the resultant market prices of crude oil, inflation, environmental risks, operating risks, regulatory changes, lack of demand, market share growth, the uncertainty inherent in projecting future rates of reserves, production, cash flow, access to capital, the timing of development expenditures and other factors discussed under the heading “Risk Factors” in our Registration Statement on Form S-1 (our “Final Prospectus”) filed with the U.S. Securities and Exchange Commission (“SEC”) on January 31, 2023 (as later amended) in connection with our initial public offering (our “IPO”), the registration statement on Form S-4 that will be filed by New Atlas HoldCo Inc. (“New Atlas”) with the SEC in connection with the Up-C Simplification, or any of our other filings with the SEC. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this presentation. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty and do not intend to update any forward-looking statements to reflect events or circumstances after the date of this presentation. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion and Maintenance Capital Expenditures are non-GAAP supplemental financial measures are used by our management and by external users of our financial statements such as investors, research analysts and others, in the case of Adjusted EBITDA, to assess our operating performance on a consistent basis across periods by removing the effects of development activities, provide views on capital resources available to organically fund growth projects and, in the case of Adjusted Free Cash Flow, to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure, levels of reinvestment or historical cost basis. These measures do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted EBITDA and Adjusted Free Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion and Maintenance Capital Expenditures may differ from computations of similarly titled measures of other companies. We define Adjusted EBITDA as net income before depreciation, depletion and accretion, interest expense, income tax expense, stock and unit-based compensation, loss on extinguishment of debt, unrealized commodity derivative gain (loss), and non-recurring transaction cost. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total sales. We define Adjusted Free Cash Flow as Adjusted EBITDA less Maintenance Capital Expenditures. We define Maintenance Capital Expenditures as capital expenditures less growth capital expenditures. We define Adjusted Free Cash Flow Margin as Adjusted Free Cash Flow divided by total sales. We define Adjusted Free Cash Flow Conversion as Adjusted Free Cash Flow divided by Adjusted EBITDA. Reserves This Presentation includes frac sand reserve and resource estimates based on engineering, economic and geological data assembled and analyzed by our mining engineers, which are reviewed periodically by outside firms. However, frac sand reserve estimates are by nature imprecise and depend to some extent on statistical inferences drawn from available drilling data, which may prove unreliable. There are numerous uncertainties inherent in estimating quantities and qualities of frac sand reserves and non-reserve frac sand deposits and costs to mine recoverable reserves, many of which are beyond our control and any of which could cause actual results to differ materially from our expectations. These uncertainties include: geological and mining conditions that may not be fully identified by available data or that may differ from experience; assumptions regarding the effectiveness of our mining, quality control and training programs; assumptions concerning future prices of frac sand, operating costs, mining technology improvements, development costs and reclamation costs; and assumptions concerning future effects of regulation, including the issuance of required permits and taxes by governmental agencies. Atlas Energy Solutions (NYSE: AESI) | August 2023 2

Important Disclosures Trademarks and Trade Names The Company owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with the Company, or an endorsement or sponsorship by or of the Company. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks, service marks and trade names. Industry and Market Data This presentation has been prepared by the Company and includes market data and certain other statistical information from third-party sources, including independent industry publications, government publications, and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates, which are derived from our review of internal sources as well as the third-party sources described above. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in these third-party publications. Additionally, descriptions herein of market conditions and opportunities are presented for informational purposes only; there can be no assurance that such conditions will actually occur. Please also see “Forward-Looking Statements” disclaimer above. No Offer or Solicitation This communication relates to the Up-C Simplification between the Company and New Atlas. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Up-C Simplification or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Important Additional Information In connection with the Up-C Simplification, New Atlas will file with the SEC a registration statement on Form S-4, which will include an information statement of the Company and a prospectus of New Atlas. The Company and New Atlas may also file other documents with the SEC regarding the Up-C Simplification. After the registration statement has been declared effective by the SEC, a definitive information statement/prospectus will be mailed to the shareholders of the Company. This document is not a substitute for the registration statement and information statement/prospectus that will be filed with the SEC or any other documents that the Company or New Atlas may file with the SEC or send to shareholders of the Company in connection with the Up-C Simplification. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND INFORMATION STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE UP-C SIMPLIFICATION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the registration statement and the information statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by the Company or New Atlas, through the website maintained by the SEC at www.sec.gov. These documents (when they are available) can also be obtained free of charge from the Company or New Atlas by directing a written request to Atlas Energy Solutions Inc., 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730, Attention: Investor Relations, Telephone: 512-220-1200. Atlas Energy Solutions (NYSE: AESI) | August 2023 3

Atlas Energy Solutions (NYSE: AESI) at a Glance

Atlas Energy Solutions

Market Capitalization (1)
$2.0B

Enterprise Value (1)
$1.8B

Q2'23 Quarterly Dividend (2)
$0.20 / share

Resource Life (3)
100+ years

Employees
~400

Headquarters
Austin, Texas

Stock Symbol
NYSE: AESI


Atlas Q2 2023 Update Video
BUD BRIGHAM
Atlas
Energy Solutions
ctrl + click to play
MACK

(1) Source: Bloomberg. Market data as of 28-July-2023. | (2) Q2'23 dividend payment date of 17-August-2023 to holders of record as of 10-August-2023. Reflects a base dividend of $0.15 per share and variable dividend of $0.05 per share. | (3) Resource life calculated as (reserves + resources) / 15mmtpy of annual production capacity based on projected annual production capacity by year-end 2023. | Video link https://vimeo.com/849140021/4b3bbc3269?share=copy.

Atlas Energy Solutions (NYSE: AESI) | August 2023 4

Atlas Energy Solutions Q2 2023 Operational & Financial Update

Total Sales	Adj. EBITDA[(2)]	Adj. FCF[(2)]	Net Income	Cash Provided by Operating Activities
$162mm	**$93mm**	**$82mm**	**$71mm**	**$104mm**
(2.8mm tons) [(1)]	*(57% Margin)*	*(51% Margin)*	*(44% Margin)*	*(92% growth QoQ)*

Q2 2023 Capital Projects Update: Dune Express, Wellsite Delivery Assets and Kermit Expansion On-Time & On-Budget

Dune Express

- Substantial procurement progress reduces budget risk
  - ~80% of equipment & materials ordered; >50% of installation & services ordered
- Have cleared ~36 miles of right of way ("ROW"), graded ~22 miles of ROW, laid caliche on ~19 miles of ROW
- Expected in-service of Q4 2024

Wellsite Delivery Assets

- 66 trucks delivered (120 expected by YE 2023)
- All 323 trailers have been delivered
- 45% increase in service sales Q/Q
- ~10% of our Q2 2023 deliveries utilized multi-trailers; seeing continued customer adoption

Kermit Facility Expansion

- Wet / dry plants progressing nicely
- Silos are substantially complete
- Expected production capacity of more than 15mmtpy
- Expecting to begin washing sand in Q3 2023 and drying / selling sand in Q4 2023

Q2 2023 Market and Contracts Update

- Permian activity and proppant demand remains healthy; record Permian proppant demand expected in both 2023 and 2024 [(3)]
- AESI is sold out of sand for the remainder of 2023
- ~6 million tons of 2024 proppant volumes secured (~40% of our expected production capacity of >15 mmtpy); contract negotiations remain ongoing for additional sand and logistics revenue

(1) Represents proppant sales volumes. | (2) Non-GAAP financial measure. See Appendix for reconciliations of non-GAAP measures to the nearest GAAP measures. | (3) Per Rystad and Lium.

Atlas Energy Solutions (NYSE: AESI) | August 2023

Atlas Energy Solutions 5

Atlas is a Leading Pure-Play Permian Proppant and Logistics Provider

Key Investment Highlights

Compelling Valuation and Growth Profile

- Trading at a discount to peers [(1)]
- High growth potential from ongoing capital projects

Robust Cash Flow Generation + Strong Financial Position

- Strong and resilient margins
- Strong balance sheet with low financial leverage
- Low capital intensity required to maintain core business

High Quality, Differentiated Asset Base

- Giant open dunes are best-in-class resource
- Plants with automation + redundancy maximize efficiency
- Water access enables low-cost electric dredge mining
- Dune express is a step-change in sand logistics
- Fit-for-purpose trucking assets with expanded payloads

Proven Team, Compelling Track Record, E&P Experience

- Bud Brigham led team with a track record of performance
- Long-time E&P operators now optimizing sand solutions
- Innovators applying proven technology in novel ways
- Proven ability to return capital to shareholders

Pure Play Permian Asset Base [(2)]



Lincoln
Chaves
Yoakum
Terry
Lynn
Garza
Kent
Gaines
Dawson
Borden
Scurry
Eddy
Otero
Andrews
Mitchell
Winkler
Ector
Sterling
Culberson
Hudspeth
Crane
Upton
Reagan
Irion
Reeves
Pecos
Crockett
Terrell
Sutton
Schleicher
Atlas Sand Mine
Dune Express
Winkler Trend
Active Rigs 7/05/2023
25 Miles from DE & Plants
50 Miles from DE & Plants
100 Miles from DE & Plants

Atlas & Sustainable Environmental and Social Progress

A long-term focus on shareholders and profits also produces favorable environmental and social outcomes:

- Dune Express: 42-mile conveyor to transport sand into core Permian acreage will make roads safer, reduce emissions
- Fit-for-purpose wellsite delivery assets with significantly expanded payloads and the potential for automation further aims to enhance safety and emissions improvements
- Electric dredge mining = lower cost, lower emissions

Source: Enverus, Baker Hughes, Public Filings, Bloomberg Consensus data. | (1) As of 28-July-2023. Peer group includes: SLB, BHI, HAL, NOV, FTI, WHD, OII, CHX, SES, SOI, ARIS, SLCA, USAC, AROC, XPRO, HLX. | (2) Represents planned Dune Express route based on secured rights-of-way and federal permits.

Atlas Energy Solutions (NYSE: AESI) | August 2023

6

AESI's Proppant Production Advantage

Premium Giant Open Dune Geology


Kermit

Key Benefits from Geology

- Large scale with >100 years of resource life at 15mmtpy of production
- Deep deposits allow Atlas to limit mining footprint to 60 acres per year per plant, limiting surface disturbances
- Lack of overburden, access to wind over time has created a premium quality product with high crush strength, more rounding, lower turbidity, etc.
- Lack of organics and impurities result in high mining yields, reducing cost per ton of mined material, and provides for a consistent feedstock that is easier for the plants to handle

Advantaged Access to Water



Key Benefits from Water Access

- Water is ample enough that ponds have been created at each of our mine sites in the middle of the West TX desert, which provides us with the distinct advantage of deploying the Permian's only electric dredge mining assets
- Electric dredge mining is lower cost and more environmentally sustainable than traditional mining methods utilizing yellow iron
- Ponds also are a source of costless water for our wash process, of which we recycle >95%

Next Generation Plant Design



Key Benefits from Plant Design

- Redundancies built throughout the plants to maximize utilization rates
- Plants designed to enable automation, remote operations leading to the realization of lower labor intensity
- Efficient loadouts allow for high volumes of trucking throughput
- Large wet and finished good storage provides for efficient inventory management

Atlas Energy Solutions (NYSE: AESI) | August 2023 High Quality, Differentiated Asset Base Atlas Energy Solutions 7

The Permian's Giant Open Dunes are a Tier One Resource

Geology of open dunes separates AESI on scale, costs, margins & quality

- Improved yields relative to off-dune deposits enhances economics
- Exceptional quality (high crush strength, low turbidity, etc.)
- Large, deep deposits with consistent reserve mix
- Costless Pecos Valley Aquifer provides unique dredging & washing advantage
- Over 100 years of resource life (1)
- **Up to ~100 feet of consistent stacked pay produces > economic yields**

Illustrative Cross-Section

Atlas Giant Open Dune Advantage	Off-Dune Deposit
Deposit Yields: ~85-90%	Deposit Yields: ~65-70%



Legend
Stabilized Dune Zones
Thin Buried soil horizons
Saturated thickness
Up to ~100 ft. of Stacked Pay
Unconfined Pecos Valley Aquifer



~40ft to ~50ft ft. of Payable Depth
Vegetation
Silty Sand Sheet
Stabilized Dune
Caliche (~5-30ft thick)
Stabilized Dune
Clay
Stabilized Dune
Silt & Clay
Stabilized Dune
Caliche
Stabilized Dune
Silt & Clay

Premier Assets Bookending the Winkler Sand Trend



Atlas Kermit:
• 5,825 gross acres (all on Kermit Giant Open Dune)
• ~93% WI / ~87% to 93% NRI
• Atlas holds >50% of the Kermit Giant Open Dune's areal extent
• Atlas holds both fee and leases
Kermit
Winkler
Atlas Monahans:
• ~32,000 gross acres (~8,750 on the Monahans Giant Open Dune, or ~100% of this dune excluding the state park)
• 100% WI / 92% to 97% NRI depending on proppant prices
• Leased
State Park
Ward
Monahans
Atlas Sand Mine
Atlas Leased Land
Atlas Fee Land
Monahans State Park

Source: Atlas 2022 Reserve Report (produced by John T. Boyd Company), Atlas internal, illustrative of processes and characteristics of different styles of Permian aeolian deposits. | (1) Resource life calculated as (reserves + resources) / 15mmtpy of annual production capacity based on projected annual production capacity by year-end 2023. | Note: WI = Working Interest, defined as the average % interest in the gross acres that Atlas owns or leases out of the areal extent of the acreage footprint. NRI = Net Revenue Interest, defined as WI * (1- average royalty rate).

Atlas Energy Solutions (NYSE: AESI) | August 2023 High Quality, Differentiated Asset Base 8

Atlas Plant Design & Dredge Mining Provide Operational Advantages

Comparison of Electric Dredging vs. Traditional Mining

Cost Impact

~70%

Contract Mining Cost Reduction, with Durability as Costs Increase Less with Haul Length Relative to Traditional Mining

Emissions Impact [1]

~50%

Annual Mining Emissions Reduction

	Atlas	Traditional Mining
Equipment Needs	1 Electric Dredge	8 Pieces of Diesel-Powered Equipment
Labor Required	2 People	17 People
Emissions Profile	~9.0 Million Pounds of Emissions Annually	~18.3 Million Pounds of Emissions Annually
Fuel Usage	0 Gallons	~816,000 Gallons of Diesel Fuel Annually

Atlas has invested in automation to reduce labor costs

Hours of Labor per 1mmtpy Nameplate Capacity [2]


100,000
80,000
60,000
40,000
20,000
Automation and remote operations drive our industry leading cost structure
AESI
Peers

Source: Management Estimates, EPA, ERCOT.

(1) Emissions defined as CO_2 emissions plus particulate matter. Atlas and its contractors use traditional mining methods to supplement dredge production and as a backup during dredge downtime.

(2) Per Lium data & management estimates; represents total hours worked as reported to MSHA divided by nameplate capacity.

Atlas Energy Solutions (NYSE: AESI) | August 2023 High Quality, Differentiated Asset Base Atlas 9

Industry Leading Sustainability, Financial Performance & Growth (1)

Growing Sales with High-Quality, Diversified Customer Base



Sales ($mm)
Volume (mmtpy)
8.3
10.2
11.3 (2)
Avg. Price ($/ton)
$17.21
$40.10
$45.32
$172
$483
$315 YTD
Annualized
2021
2022
1H 2023

Growing Profitability With Resilient Margins



Adj. EBITDA ($mm) & Adj. EBITDA Margin and Net Income ($mm) & Net Income Margin (3)
Adj. EBITDA ($mm)
Adj. EBITDA Margin (%)
Net Income ($mm)
Net Income Margin (%)
42%
2%
$72
$4
55%
45%
$264
$217
56%
43%
$177 YTD
$134 YTD
Annualized
2021
2022
1H 2023

Strong Cash Flow and FCF Conversion



Adj. Free Cash Flow ("FCF") ($mm) & Adj. FCF Margin (%) and Operating Cash Flow ("OCF") ($mm) & OCF Margin (%) (3)
Adj. Free Cash Flow ($mm)
Adj. FCF Margin (%)
Operating Cash Flow ($mm)
OCF Margin (%)
37%
12%
$64
$21
47%
43%
$229
$206
50%
50%
$159 YTD
$158 YTD
Annualized
2021
2022
1H 2023
Adj. EBITDA to Adj. FCF Conversion (%) (3)
89%
87%
90%

(1) Atlas has leading margin performance when compared to peers. See slide 11. | (2) Annualized. | (3) Non-GAAP financial measure. See Appendix for reconciliations of non-GAAP measures to the nearest GAAP measures.

Atlas Energy Solutions (NYSE: AESI) | August 2023 Strong Financial Performance and Growth Profile Atlas Energy Solutions 10

Consistent and Durable Return of Capital to Shareholders

Since Q4 2021, Atlas has paid $105 million in distributions and dividends [(1)]

Capital Allocation Framework

- Declared a Q2 2023 base dividend of $0.15 per share and variable dividend of $0.05 per share for a $0.20 per share dividend in the aggregate
- Annualized dividend yield is currently 4.1% based on closing price of $19.52 per share [(1)]
- Atlas continues to refine its long-term dividend framework

Share Price Performance *(indexed to 100)* [(2)]



Total Shareholder Returns (3)
AESI (+10.4%)
Van Eck Oil Index (+6.4%)
PHLX Index (+4.9%)
1Q'23 Dividend
Mar-23
Apr-23
May-23
Jun-23
Jul-23

Historical Investor Distributions & Dividends [(1)]



Post-IPO Dividends & Associated Distributions
Pre-IPO Distributions
Inaugural Distribution
$10 $10
–
$10
$15
$25
$15
$40
$15
$55
$15
$70
$15
$85
$20
$105
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23
Quarterly Dividend
Cumulative ROC

(1) Pro forma for August 2023 dividend. | (2) Bloomberg as of 28-July-23. Share price performance since AESI IPO on 08-March-23 | (3) AESI pro forma total shareholder return to include recently announced 2Q'23 AESI dividend of $0.20 / share.

Atlas Energy Solutions (NYSE: AESI) | August 2023
Strong Financial Performance and Growth Profile
Atlas Energy Solutions 11

Exceptional Margins & Growth that Merit Multiple Expansion EV / 2025E Adj. EBITDA, ’22 – ‘25E EBITDA Growth and 2025E EBITDA Margins Atlas Trades at a Discount to Peers while Wall Street Consensus Margins and Growth Outperform Median EV / '25E Adj. EBITDA Median '22A - '25E Adj. EBITDA Growth Median '25E Adj. EBITDA Margin per Wall Street Consensus 131.0% 8.7x 8.7x 7.8x 105.6% 6.9x 86.7% 4.9x 64.3% 62.6% 44.0% 38.9% 2.9x 27.7% 22.8% 22.3% 15.0% 13.3% Atlas Energy Solutions Midstream Production & Field Big Three Oilfield Services Equipment & Infra Chemical / Water / (NYSE: AESI) Services Proppant Source: Public Filings, Bloomberg Consensus data as of 28-July-2023. | Big Three Oilfield Services: SLB, BHI and HAL. | Equipment & Infra.: NOV, FTI, WHD and OII. | Chemical / Water / Proppant: CHX, SES, SOI, ARIS and SLCA. | Production & Field Services: USAC, AROC, XPRO and CLB. | Midstream: KMI, WMB, OKE, TRGP, MMP, WES, ENLC and ETRN. Atlas Energy Solutions (NYSE: AESI) | August 2023 12 Strong Financial Performance and Growth Profile

AESI Trucking Fleet Update: Significantly Expanding Payloads Summary Update / Latest Developments AESI Payloads on Private Roads Far Exceed Industry Norm 120 5.0x 105 ~10% of our second quarter deliveries utilized multi-trailers; 4.5x 100 seeing continued customer adoption 4.0x 4.4x 3.5x We expect to have 120 trucks in the fleet by year-end 2023 80 70 3.0x — 66 trucks received to-date Average payload delivered 60 2.5x in Q2 2023: ~31 tons 2.9x 2.0x 120-truck fleet expected to haul 13mmtpy of proppant once 40 35 Dune Express is online 1.5x 24 1.0x 1.5x Equipment deliveries progressing on-time and on-budget 20 1.0x 0.5x Driver hiring plan is on-time and on-budget – – 2022 Average Capacity of 1x Capacity of 2x Capacity of 3x A.I. based safety and efficiency training implemented Payload Filled at AESI Trailer AESI Trailers AESI Trailers Atlas Plants Atlas’s efficient supply chain model enables significantly Payload Size (tons) Multiple of Industry Standard expanded payloads to run on private roads Atlas Trucking Fleet Milestones December 26, 2022: January 3, 2023: March 20, 2023: April 5, 2023: : First Atlas Truck First Delivery with First Double First Triple Arrives at Kermit Atlas assets Trailer Delivery Trailer Delivery: ~35 ton / truck payload ~70 ton / truck payload ~100 ton / truck payload Atlas Energy Solutions (NYSE: AESI) | August 2023 13 High Quality, Differentiated Asset Base

Shortened Distances and Expanded Payloads Drive Efficiencies

Positive disruption of the Permian trucking model reduces road traffic


Conventional Trucking
Atlas Drop-Depot Model
Atlas / Dune Express
~23 tons
130-miles round trip
~23 tons
35-miles round trip
~70+ tons
75-miles round trip
42-miles one-way
~70+ tons
20-miles round trip
Loadout
Well Site
Loadout
Drop-Depot
Well Site
Loadout @ Kermit
Loadout
Well Site

Increased Payloads when Combined with Less Truck Traffic Increases Efficiencies (1)


Delivered Truck Loads (1):
426
143
143
Estimated Haul Distance:
130-Mile Haul
110-Mile Haul
20-Mile Haul
55,319
5,532
49,787
~54% Reduction in Miles Driven
25,608
10,714
14,894
~95% Reduction in Miles Driven
2,857
Conventional Trucking
Drop-Depot Model
Dune Express
Public Road Mileage
Private Road Mileage

(1) Assumes a Permian well requires 10,000 tons of sand for completion and represents a well ~60 miles from the Atlas Kermit facility. Conventional Trucking utilizes 23.5-ton payload trailers. Drop-Depot and Dune Express utilize high-capacity Atlas double-trailers with 70-ton payloads.

Atlas Energy Solutions (NYSE: AESI) | August 2023
High Quality, Differentiated Asset Base
Atlas
14

The Dune Express: Proppant Midstream Infrastructure

Project Overview

- The Dune Express is an overland conveyor system that will transport proppant to the Delaware Basin
  - Expected cost: $400 million
  - Planned commercial in-service: Q4 2024
- Asset Specifications:
  - Expected throughput capacity: 13mmtpy
  - ~85,000 tons of storage tied-in to 4+ loadouts
- Atlas acts as its own general contractor on all major construction activity to maximize budget & timeline control

Dune Express Update (as of July 31, 2023)

- Right of Way Acquisition: **Complete**
- Pre-Construction Engineering: **Complete**
- Groundbreaking: **Complete** (March 2023)
- Procurement: ~80% of equipment + materials on order
- Construction: ~36 miles of the right of way has been cleared
- Sales: Secured commitments from 5 customers who will be serviced with sand and logistics from the Dune Express
- Dune Express remains **on-time** and **on-budget**

Routed into High Return Drilling [1]



Gaines
Andrews
Eddy
Lea
Winkler
Loving
Culberson
Ward
Reeves
Jeff Davis
Pecos
Atlas Sand Mines
Dune Express Route
Internal Rate of Return
< 10%
10 - 20%
20 - 30%
30 - 40%
40 - 50%
50 - 60%
60 - 80%
80 - 100%
> 100%
0 10 20 30 Miles

Routed into Deepest Inventory [1][2][3]



Gaines
Andrews
Eddy
Lea
Winkler
Loving
Culberson
Ward
Reeves
Jeff Davis
Pecos
Atlas Sand Mines
Dune Express Route
Total Remaining Inventory
0
1 - 5
6 - 10
11 - 16
17 - 22
23 - 28
29 - 34
35 - 40
41+
0 10 20 30 Miles

Dune Express Update

~36 Miles of Cleared Right-of-Way



Source: Enverus | (1) Represents expected Dune Express route based on secured rights-of-way and federal permits. | (2) Based on existing well count within each section.
(3) Based on conservative estimates wells per section per interval – 6-8 for 1st Bone Spring, 2nd Bone Spring, 8-10 for 3rd Bone Spring and Wolfcamp XY, 10-14 for Wolfcamp A, 8-12 for Wolfcamp B and 6-8 for Wolfcamp C.

Atlas Energy Solutions (NYSE: AESI) | August 2023
High Quality, Differentiated Asset Base
Atlas Energy Solutions 15

AESI Logistics = Safer, More Reliable and Lower Emission Sand Delivery

Daily Proppant Delivery Capacity per Truck (Current)



Atlas Sand Mine
Max Proppant w/o Dune Express (tons)
< 100
100 - 124
125 - 149
150 -174
175 - 200
200 - 350
Andrews
Lea
Eddy
Winkler
Loving
Ward
Culberson

Today, a truck can deliver only ~125 to ~150 tons to this point in a day, ~95% of which is on commercial roads

Daily Proppant Delivery Capacity per Truck (Dune Express)



Atlas Sand Mine
Dune Express Route (1)
Max Proppant w/ Dune Express (tons)
< 100
100 - 124
125 - 149
150 - 174
175 - 199
200 - 350
351 - 500
> 500
Andrews
Lea
Eddy
Winkler
Loving
Ward
Culberson

With the Dune Express, a truck can deliver up to 500 tons a day to this same point, none of which impacts the commercial roads and the communities!

Operational Efficiency Gains Driving Huge Safety + Emissions Benefits

~70%

- Expected Reduction in Mileage Driven (2)
- Expected Reduction in Traffic Accident & Fatality Rate (2)
- Expected Reduction in Emissions (2) (3)
- …all while driving up throughput per truck per day 3x – 10x+

Source: Enverus, Management analysis and estimates. | (1) Represents planned Dune Express route based on secured rights-of-way and federal permits. | (2) Estimates represent anticipated reductions over a 30-year period; Management's internal analysis, based on results of study completed by Texas A&M Transportation Institute. | (3) Emissions includes CO_2, CH_4, N_2O, PM10 + PM2.5 particulates and is calculated on a CO_2e basis. Represents anticipated emissions reductions over a 30-year period.

Atlas Energy Solutions (NYSE: AESI) | August 2023
High Quality, Differentiated Asset Base
Atlas Energy Solutions
16

Kermit Plant Expansion Poised to Meet Growing Permian Demand

Kermit Plant Expansion Update

Silos are up



ATLAS

Key Progress Updates:

- Wet / Dry plants progressing as planned
- Loadout: silos are substantially complete
- Wet plant: underground electrical work complete
- Dryer area: surge bin tower erection ongoing
- Screener: structural steel erection and feed conveyor assembly work complete
- Planned in-service late Q3 / early Q4 2023 (remains on-time & on-budget)

Atlas is Expanding it's Differentiated Proppant Producing Leadership (1)



Existing Production Capacity
Capacity Under Construction
Kermit Facility Expansion will increase Atlas's production capacity by ~50%
15+
10.0
8.0
7.5
7.7
7.7
6.3
6.3
5.8
5.8
5.6
5.6
4.2
4.2
3.6
3.6
3.2
3.2
2.8
2.8
2.2
1.4
2.1
2.1
1.8
0.5
1.7
1.7
1.4
1.4
0.7
0.5
0.5
A B C D E F G H I J K L M N O P
Atlas
Energy Solutions

Permian Supply Short of Growing Demand (1) (2)



2024E Demand
78
70
Estimated 12/31/23 Permian Production Capacity 72.6mmtpy

Atlas is the leading producer in a fragmented market (1)



21+%

Source: Lium, Rystad, management estimates. | (1) Lium Local Sand Plants – Permian Q1'23. Estimated Permian Production capacity assumes competitor mines operate at 70% of nameplate capacity. Includes the addition of incremental nameplate capacity presently under construction. | (2) Lium and Rystad proppant demand estimates for 24E.

Atlas Energy Solutions (NYSE: AESI) | August 2023
High Quality, Differentiated Asset Base
Atlas Energy Solutions 17

Management's E&P Background and Track Record of Value Creation

Disruptive Oil & Gas Ventures with Track Record of Success

Pioneering Use of 3D Seismic, Disruption in Horizontal D&C Techniques within the Oil-Rich Bakken Shale

BRIGHAM Exploration Company

IPO in 1997

Sold to Statoil in 2011 for $4.7 billion

Drilling & Completion Innovations in Delaware Basin; Early Adopter of E-Frac & Proppant Loading >5,000 lbs per foot

Brigham Resources

Sold to Diamondback Energy, Inc. in 2017 for $2.6 billion

Technically Sophisticated Tier One Minerals Model

Brigham Minerals

IPO in 2019

Sitio Merger = $2.2 billion value to MNRL

145% total return from IPO to sale (1)

Differentiated Permian Pure-Play Proppant Producer with Game Changing Logistics Platform

Atlas Energy Solutions

Q2 2023 Adj. EBITDA of $92.8 million (2)

Q2 2023 Adj. EBITDA Margin of 57.4% (2)

Q2 2023 Net Income of $71.2 million (2)

Q2 2023 Net Income Margin of 44.0% (2)

Management's E&P Background Drives Customer Success

What We Observed Through an E&P Operator's Lens

- The Permian is North America's premier shale resource
- Proppant is mission-critical to efficient shale development
  - Logistics challenges are a barrier to optimization
- The sector was primed for positive disruption due to inefficiencies:
  - Out-of-basin proppant not cost effective
  - Plants not designed for just-in-time demand model
  - Local roadways overwhelmed by robust activity levels
- Need for high-quality, reliable and efficient in-basin sand

Our Differentiated Approach to Transform the Market + SESP

- Focused on giant open dunes with unique geologic attributes
  - Plentiful water, quality product, high mining yields
- Plants designed with operator mindset; scaled for efficiency with multiple redundancies to minimize downtime
- Culture of technological innovation drives Atlas's growth
- We have "walked the walk" on sustainability, putting shareholders and corporate integrity first to drive **Sustainable Environmental and Social Progress ("SESP")**

Note: Past performance by members of our management team, our directors or their respective affiliates may not be indicative of future performance. | Source: Bloomberg, public disclosures. | (1) Total return calculated as cumulative dividends plus stock price appreciation (IPO date through 28-Dec-2022, includes the reinvestment of dividends and is pro forma for Sitio merger). | (2) Non-GAAP financial measure. See Appendix for reconciliations of non-GAAP measures to the nearest GAAP measures.

Atlas Energy Solutions (NYSE: AESI) | August 2023

Proven Team, Compelling Track Record, E&P Experience

Atlas Energy Solutions 18

Atlas Energy Solutions (NYSE: AESI) Investment Highlights Atlas Conveyor Fed Silos at Kermit Facility Atlas Wellsite Delivery Assets Illustrative Dune Express Highway Overpass Robust Cash Flow Generation + Strong Financial Position High Quality, Differentiated Asset Base Compelling Valuation and Growth Profile Proven Team, Compelling Track Record, E&P Experience Atlas Energy Solutions (NYSE: AESI) | August 2023 19

Term Loan Refinancing Enhances Liquidity, Extends Maturity and Improves Dividend Capacity

Transaction Overview

- On 7/31/2023, AESI & Stonebriar closed on a refinancing of the 2021 Term Loan, alongside all existing capital leases between AESI & Stonebriar, into a new $180.0 million term loan (the "2023 Term Loan")
  - — In addition, the New Term Loan provides for a $100 million delayed draw facility ("DDTL")
  - — The 2023 Term Loan will bear interest at a rate of 9.50% and have a maturity date of August 2030
  - — The DDTL will bear interest at a rate of SOFR + 595 with a 3.50% SOFR floor

Refinancing Highlights:

- **Enhanced Liquidity:** Increases liquidity by ~$100 million
  - — Furthermore, the DDTL amount is fixed, providing increased visibility into our future liquidity as compared to ABL availability subject to a variable borrowing base
- **Extended Maturity:** Extends maturity of debt facility from February 2027 to August 2030
- **Improved Dividend Capacity:** Only requirements to paying dividends are (a) no event of default and (b) $30 million minimum pro forma liquidity
- Overall financial leverage and cost of debt materially unchanged from pre-transaction levels

Pro Forma Capitalization and Liquidity Position (1)

($ in millions except per share data)

	As of 30-Jun-23	Adj.	Pro Forma 30-Jun-23
Liquidity Summary:			
Cash & Equivalents	$341.7	$8.8	$350.5
ABL Availability (2)	73.9	–	73.9
DDTL Availability	–	100.0	100.0
Total Liquidity	**$415.6**	**$108.8**	**$524.4**
Debt Capital Structure:			
ABL Drawings	–	–	–
Finance Leases	39.3	(38.8)	0.6
2021 Stonebriar Sr. Secured Term Loan	132.4	(132.4)	–
2023 Stonebriar Sr. Secured Term Loan	–	180.0	180.0
2023 Stonebriar Sr. Secured Delayed Draw Term Loan	–	–	–
Total Debt	**$171.8**	**$8.8**	**$180.6**
Net Debt / (Cash)	*($169.9)*		*($169.9)*
Key Credit Statistics:			
Total Debt / LTM EBITDA	**0.53x**		**0.55x**
Total Debt / Book Capitalization	**14%**		**15%**

Leverage neutral transaction and ~$100 million increase in pro forma liquidity

(1) Subsequent to June 30, 2023, but prior to July 31, 2023, Atlas incurred additional finance lease purchases, payables due under existing finance leases, and paid closing and other debt refinancing costs, which resulted in a net cash outflow at closing of $6.6 million. | (2) No borrowings are outstanding on the ABL facility; $1.1 million of undrawn letters of credit reduce the $75.0 million borrowing base to $73.9mm.

Atlas Energy Solutions (NYSE: AESI) | August 2023

Atlas Energy Solutions 20

Up-C Simplification Clearly Aligns All Shareholders The elimination of the Up-C is expected to reduce corporate complexities Transaction Overview Pro Forma Organizational Chart Up-C Simplification will result AESI’s board has approved an Up-C simplification in a Single Class of Stock transaction pursuant to which all outstanding shares of Class A common stock will be exchanged on a 1:1 basis for shares Legacy & Public Investors of common stock of a newly formed public holdings entity (“New Atlas”) New Atlas Common All outstanding common units of our operating subsidiary, corresponding to outstanding shares of Class B common Atlas Energy Solutions Inc. stock, will also be exchanged on a 1:1 basis for shares of (NYSE: AESI) (“New Atlas”) common stock of New Atlas, and all outstanding shares of Class B common stock will be cancelled The transaction will not result in any change in ownership percentages or voting rights AESI Holdings Inc. (“Existing Atlas”) The transaction is expected to close by end of Q3 2023 Why Eliminate the Up-C Structure? Clarifies alignment of interests: Simplified corporate Atlas Sand Operating, LLC structure with a single class of shares (Opco) Simplifies financial reporting: Eliminates redeemable non- controlling interest and associated allocation of income and equity between AESI common stockholders and Legacy Atlas Sand Company, LLC Owners’ interest in operating units (Atlas LLC) Expands potential investor universe: Could result in increased demand for our stock from certain indices and asset managers due to the elimination of the dual-class share structure and associated bifurcation of our market Operating Subsidiaries capitalization Reduces annual G&A burden Atlas Energy Solutions (NYSE: AESI) | August 2023 21

AESI’s DSL Conservation Plan has us Well Prepared for Anything We expect no disruption to our business even if the DSL is ultimately listed under the ESA AESI’s proactive conservation measures mitigate business risk Dunes Sagebrush Lizard (“DSL”) Atlas has been a leader in the Permian sand community, promoting best practices for conservation of the DSL, including: — Identification of up to 17,000 acres of land for potential set asides — Dredge mining which causes less surface disturbance per year as compared to traditional mining methods — AESI conducted environmental and presence / absence surveys to determine that the giant open dunes are unsuitable DSL habitat DSL requires a mesquite shinnery oak rich environment Atlas’ giant open dunes benefit from minimal overburden — Participation in the Candidate Conservation Agreement with Assurances (“CCAA”) for the DSL The CCAA is a voluntary conservation agreement between the U.S. Fish & Wildlife Service ( USFWS ) and other participant stakeholders Ample Shinnery Oak Must be Present for DSL Habitat that provides a framework for CCAA participants to work together with the USFWS to identify threats to the DSL and design and implement conservation measures — In 2021, we were accepted by the USFWS (within the Department of Interior) into a new CCAA for the DSL The CCAA provides guidelines for our continued operations Surface disturbance to be limited to 60 acres/year per sand mining plant Dues to be paid into the plan Plan participation ensures that USFWS will not require us to comply with conservation measures or restrictions on our use of resources beyond those already agreed Atlas was the first proppant producer to apply for a permit under, and be accepted into, the CCAA for the DSL and we are currently one of only a few proppant producers participating in the CCAA Atlas Energy Solutions (NYSE: AESI) | August 2023 22

Appendix

Reconciliation and Calculation of Non-GAAP Financial Measurements EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow to Net Income (in thousands) For the Three Months Ended For the Year Ended December 31, June 30, 2023 March 31, 2023 2022 2021 Net income $ 71, 211 $ 62, 905 $ 217,006 $ 4,258 Depreciation, depletion and accretion expense 9,814 8,808 28,617 24,604 Interest expense 4,027 4,021 15,803 30,290 Income tax expense 5,054 7,677 1,856 831 EBITDA $ 90,106 $ 83, 411 $ 263,282 $ 59,983 Stock and unit-based compensation 1,624 622 678 129 Loss on extinguishment of debt — — — 11,922 Unrealized commodity derivative gain (loss) — — 66 (66) Non-recurring transaction costs 1,116 — — — Adjusted EBITDA $ 92, 846 $ 84, 033 $ 264,026 $ 71,968 Maintenance capital expenditures (10,937) (7,114) $ (35,473) $ (7,715) Adjusted Free Cash Flow $ 81, 909 $ 76, 919 $ 228,553 $ 64,253 Maintenance Capital Expenditures Reconciliation (in thousands) For the Three Months Ended For the Year Ended December 31, June 30, 2023 March 31, 2023 2022 2021 Purchases of property, plant and equipment $ 85, 895 $ 60,940 $ 89,592 $ 19,371 Changes in operating assets and liabilities associated with investing activities (1) 20,996 6,811 20,747 2,362 Less: Growth capital expenditures (95,954) (60,637) (74,866) (14,018) Maintenance Capital Expenditures, accrual basis $ 10, 937 $ 7,114 $ 35, 473 $ 7,715 (1) Positive working capital changes reflect capital expenditures in the current period that will be paid in a future period. Negative working capital changes reflect capital expenditures incurred in a prior period but paid during the period presented. Atlas Energy Solutions (NYSE: AESI) | August 2023 24

Reconciliation and Calculation of Non-GAAP Financial Measurements Adjusted Free Cash Flow to Net Cash Provided by Operating Activities (in thousands, except percentages) For the Three Months Ended For the Year Ended December 31, June 30, 2023 March 31, 2023 December 31, 2022 December 31, 2021 Net cash provided by operating activities $ 103,883 $ 54, 235 $ 206,012 $ 21, 356 Repayment of paid-in-kind interest borrowing - - - 22,233 Current income tax expense (benefit) (765) 3,869 1,858 471 Change in operating assets and liabilities (15,212) 22,319 41,774 8,622 Cash interest expense 3,804 3,816 14,904 19,173 Maintenance capital expenditures (10,937) (7,114) (35,473) (7,715) Non-recurring transaction costs 1,116 - - - Other 20 (206) (522) 113 Adjusted Free Cash Flow $ 81, 909 $ 76, 919 $ 228,553 $ 64, 253 Total Sales $ 161,788 $ 153,418 $ 482,724 $ 172,404 Adjusted EBITDA Margin 57% 55% 55% 42% Adjusted Free Cash Flow Margin 51% 50% 47% 37% Adjusted Free Cash Flow Conversion 88% 92% 87% 89% Current tax expense reconciliation: Income tax expense $ 5,054 $ 7,677 $ 1,856 $ 831 Less: deferred tax expense (5,819) (3,808) 2 (360) Current income tax expense (benefit) $ (765) $ 3,869 $ 1,858 $ 471 Cash interest expense reconciliation: Interest expense, net, excluding loss on extinguishment of debt $ 521 $ 3,442 $ 15, 760 $ 30, 276 Less: Interest paid-in-kind through issuance of additional term loans - - - (3,039) Less: Amortization of debt discount (120) (118) (457) (7,320) Less: Amortization of deferred financing costs (104) (87) (442) (739) Less: Interest income 3,507 579 43 14 Less: Other - - - (19) Cash interest expense $ 3,804 $ 3,816 $ 14, 904 $ 19, 173 Atlas Energy Solutions (NYSE: AESI) | August 2023 25

Non-GAAP Financial Measure Definitions Non-GAAP Financial Measures Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion and Maintenance Capital Expenditures are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others, in the case of Adjusted EBITDA, to assess our operating performance on a consistent basis across periods by removing the effects of development activities, provide views on capital resources available to organically fund growth projects and, in the case of Adjusted Free Cash Flow, assess the financial performance of our assets and their ability to sustain dividends or reinvest to organically fund growth projects over the long term without regard to financing methods, capital structure, or historical cost basis. These measures do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted EBITDA and Adjusted Free Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion and Maintenance Capital Expenditures may differ from computations of similarly titled measures of other companies. Non-GAAP Measure Definitions: We define Adjusted EBITDA as net income before depreciation, depletion and accretion, interest expense, income tax expense, stock and unit-based compensation, loss on extinguishment of debt, unrealized commodity derivative gain (loss), and non-recurring transaction costs. Management believes Adjusted EBITDA is useful because it allows management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period and against our peers without regard to financing method or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total sales. We define Adjusted Free Cash Flow as Adjusted EBITDA less Maintenance Capital Expenditures. Management believes that Adjusted Free Cash Flow is useful to investors as it provides a measure of the ability of our business to generate cash. We define Adjusted Free Cash Flow Margin as Adjusted Free Cash Flow divided by total sales. We define Adjusted Free Cash Flow Conversion as Adjusted Free Cash Flow divided by Adjusted EBITDA. We define Maintenance Capital Expenditures as capital expenditures excluding growth capital expenditures. Atlas Energy Solutions (NYSE: AESI) | August 2023 26

Investor Relations Contact For more information, please visit our website at https://atlas.energy/ IR Contact: Kyle Turlington 5918 W Courtyard Drive, Suite #500; Austin, Texas 78730 (T) 512-220-1200 IR@atlas.energy NYSE: AESI